Exhibit 10.5

RELEASE-CASEY

This RELEASE (this “Release”), dated as of December 9, 2013, is made and entered into by and between Bering Exploration, Inc., a Nevada corporation (the “Company”), and each releasing party identified on the signature page hereto (each, a “Releasing Party”).

RECITALS

WHEREAS, concurrently herewith the Company has entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Breitling Oil and Gas Corporation, a Texas corporation (“O&G”), and Breitling Royalties Corporation, a Texas corporation (“Royalties” and, collectively with O&G, “Breitling”); and

WHEREAS, as an inducement and a condition to entering into the Asset Purchase Agreement, Breitling has required that the Releasing Party agree, and the Releasing Party has agreed, to enter into this Release.

NOW, THEREFORE, in consideration of the foregoing, the benefits accruing to the Releasing Party under and as a result of the consummation of the Transactions under the Asset Purchase Agreement and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Termination.

(a) Effective on the Closing Date as of the Closing (the “Effective Time”), each of the agreements, oral or written, between the Releasing Party and the Company or any of its Subsidiaries, including but not limited to the agreements set forth on Exhibit A attached hereto (the “Terminated Agreements”) is terminated without any further liability or obligations of the Releasing Party or the Company or any of its Subsidiaries.

2. Definitions. The following terms shall have the meanings set forth below. Capitalized terms used herein but not defined herein and defined in the Asset Purchase Agreement shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

(a) “Claims” means all theories of recovery of whatever nature, whether known or unknown, and now recognized by the law or equity of any jurisdiction. This term includes causes of action, charges, indebtedness, losses, claims, liabilities, and demands, whether arising in equity or under the common law or under any contract or statute. This term includes any claim for salary, benefits or other compensation, discrimination, harassment, retaliation, retaliatory discharge, or wrongful discharge, and any other claim that is alleged or that could be alleged by the Releasing Party, or on the Releasing Party’s behalf, in any lawsuit or other proceeding.

(b) “Damages” means all elements of relief or recovery of whatever nature, whether known or unknown, which are recognized by the law or equity of any jurisdiction that is sought or that could be sought by the Releasing Party, or on the Releasing Party’s behalf, in any lawsuit or other proceeding. This term includes actual, incidental, indirect, consequential, compensatory, exemplary, liquidated and punitive damages; rescission; attorneys’ fees; interest; costs; equitable relief; and expenses.

(c) “Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust, joint venture, joint stock company, unincorporated organization, Governmental Authority or other entity or association.

(d) “Released Parties” means and includes each of the Company, its Subsidiaries, Breitling and all of the foregoing Persons’ past, present and future officers, directors, employees, members, managers, stockholders, partners, joint venturers, agents, benefit plans (and each such plan’s fiduciaries, administrators, committees, trustees, sponsors and representatives), insurance carriers, reinsurers, underwriters, predecessors, successors, assigns, Subsidiaries, executors, administrators, and representatives, in both their representative and individual capacities. Each of the Released Parties is an intended beneficiary of this Release.

(e) “Releasing Party” means and includes the Releasing Party, acting individually, in any corporate or other representative capacity, and on behalf of his heirs, executors, administrators, legal representatives, successors, beneficiaries, and assigns.

3. Releases.

(a) Release.

(i) At the Effective Time, Releasing Party, on the Releasing Party’s own behalf and on behalf of the Releasing Party’s representatives, assigns, estate and heirs, hereby finally, unconditionally and absolutely releases, acquits, remises and forever discharges the Released Parties from any and all Claims and Damages, and hereby finally, unconditionally, irrevocably and absolutely waives any and all offsets and defenses, in each case related to any action, inaction, event, circumstance or occurrence occurring or alleged to have occurred on or prior to the date the Releasing Party executed this Release, whether known or unknown, absolute or contingent, matured or unmatured, presently existing or hereafter discovered, at law, in equity or otherwise, whether arising by statute, common law, in contract, in tort or otherwise, that the Releasing Party may now have or that might subsequently accrue to the Releasing Party, directly or derivatively, against any Released Party, including without limitation those related to, arising from or attributed to (1) the Terminated Agreements and (2) all other acts or omissions related to any matter at any time prior to and including the Effective Time (all such Claims described in this Section 3(a)(i), as supplemented by Section 3(a)(ii), the “Released Claims.”)

(ii) The Releasing Party understands and expressly agrees the release in Section 3(a)(i) extends to all Claims of every nature and kind, known or unknown, suspected or unsuspected, past, present or future, which Claims are arising from, attributable to, or related to the Terminated Agreements or any alleged action or inaction of the Released Parties prior to and including the Effective Time, and that all such Claims are hereby expressly settled or waived.

(iii) The Releasing Party hereby irrevocably covenants to refrain from, directly or indirectly, commencing any action or proceeding based upon any Released Claim.

(iv) Notwithstanding the foregoing to the contrary, the Released Claims shall not include, and nothing contained in this Release is intended to, nor does it, limit, impair or otherwise modify or affect, Claims of the Releasing Party or the obligations of any Released Party, arising from or pursuant to (i) this Release and (ii) the rights of the Releasing Party to enforce any such Claim.

(b) THE RELEASE IN SECTION 3(a) IS SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED, CHARGED OR PROVEN THAT ALL OR SOME OF THE CLAIMS OR DAMAGES RELEASED WERE SOLELY AND COMPLETELY CAUSED BY ANY ACTS OR OMISSIONS, WHETHER NEGLIGENT, GROSSLY NEGLIGENT, INTENTIONAL, OR OTHERWISE, OF OR BY ANY RELEASED PARTY.

4. Confidential Information.

(a) The Releasing Party acknowledges that (i) the Company has trade, business and financial secrets and other confidential and proprietary information (collectively, the “Confidential Information”), (ii) the Confidential Information has been developed or acquired by the Company through the expenditure of substantial time, effort and money and provides the Company with an advantage over competitors who do not know or use such Confidential Information, and (iii) the Releasing Party has had access to and has become acquainted with the Confidential Information of the Company. Confidential Information includes contracts, books, records and documents, technical information, computer systems and software, seismic data, reserve information, the names of and other information (such as credit and financial data) concerning business matters and business affiliates and any information protected by the substantive laws of the State of Texas with respect to trade secrets.

(b) In order to protect the value of the Confidential Information to the Company, from and after the Effective Time the Releasing Party shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any Confidential Information, except to the extent authorized in writing by the President of the Company after the Effective Time or compelled by legal process. The Releasing Party agrees to use reasonable efforts to give the Company notice of any and all attempts to compel disclosure of any Confidential Information, in such a manner so as to provide Company with written notice by facsimile to the President of the Company within one (1) business day after the Releasing Party is informed that such disclosure will be requested or compelled. Such written notice shall include a description of the information requested to be disclosed, the court, Governmental Authority, or other forum through which the disclosure is sought, and the date by which the information is to be disclosed, and shall contain a copy of the subpoena, order or other process used to compel disclosure.

(c) The Releasing Party agrees that, on or before the Effective Time, the Releasing Party shall immediately assemble and deliver to the Company each and every original and copy of any and all documents, compilations, recordings, and any other form of written, printed, recorded, typed and every other matter, thing or material of any kind which the Releasing Party has in the Releasing Party’s possession, custody or control that is or was the property of the Company or relates in any way to the business of the Company, including all material that constitutes or contains Confidential Information.

5. Indemnification. Notwithstanding anything to the contrary herein, subsequent to the date hereof, the Releasing Party shall be entitled to the following rights:

(a) The Company agrees to indemnify and hold harmless the Releasing Party and its affiliates, and the respective directors, officers, agents, and employees of the Releasing Party and its affiliates (each, an “Indemnified Person”, which for purposes of clarity shall not include the Company, any subsidiary of the Company or any officer or director of the Company or a subsidiary thereof), from and against any losses, claims, demands, damages or liabilities of any kind (including reasonable attorneys fees) whether, except as provided below, under any federal or state statutory law or regulation, at common law or otherwise (collectively, “Liabilities”), related to the fact that Indemnified Person is or was an agent of the Company at or prior to the Effective Time. The Company will not, however, be responsible for any such Liabilities to the extent that a Court of competent jurisdiction has found that the Liabilities are primarily based upon (x) an Indemnified Person’s bad faith, gross negligence or willful misconduct or (y) a violation by an Indemnified Person of the Securities Act of 1933, the Securities Exchange Act of 1934 or any state Blue Sky laws.

(b) Expenses; Indemnification Procedure.

(i) Advancement of Expenses. The Company shall advance all expenses reasonably incurred by Indemnified Person in connection with the investigation, defense or settlement of any civil or criminal action, suit or proceeding referenced in Section 5(a) hereof. Indemnified Person hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnified Person is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnified Person within forty-five (45) days following delivery of a written request for expenses previously incurred by Indemnified Person to the Company but only in the event that Indemnified Person shall have delivered in writing to the Company a statement of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met.

(ii) Notice/Cooperation by Indemnified Person. Indemnified Person shall, as a condition precedent to Indemnified Person’s right to be indemnified under this Agreement, give the Company written notice as soon as practicable of any claim for which Indemnified Person will or could seek indemnification under this Agreement. In addition, Indemnified Person shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnified Person’s power.

(iii) Procedure. Any indemnification provided for in Section 5(a) shall be made no later than forty-five (45) days after receipt of the written request of Indemnified Person. The Company will not be obligated to advance any expenses to or on behalf of Indemnified Party once a court of competent jurisdiction has found that the Indemnified Party is not entitled to indemnification under Section 5(a) hereof.

(iv) Selection of Counsel. In the event the Company shall be obligated under Section 5 to advance the expenses of any proceeding against Indemnified Person, the Company shall be entitled, but not obligated, to assume the defense of such proceeding, with counsel approved by Indemnified Person (which approval shall not be unreasonably withheld), upon the delivery to Indemnified Person of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnified Person and the retention of such counsel by the Company, the Company will not be liable to Indemnified Person under this Agreement for any fees of separate counsel subsequently incurred by Indemnified Person with respect to the same proceeding, provided that Indemnified Person shall have the right to employ Indemnified Person’s separate counsel in any such proceeding at Indemnified Person’s sole expense.

(c) In no event shall the Company or any Indemnified Person be responsible for any special, indirect or consequential damages incurred by the other; provided that nothing in this sentence shall be deemed to (i) relieve the Company of any obligation it may otherwise have hereunder to indemnify an Indemnified Person for any such damages asserted by an unaffiliated third party or (ii) relieve any Indemnified Person of any liability it may otherwise have hereunder to the Company for any such damages which the Company becomes legally obligated to pay to an unaffiliated third party.

(d) The Company shall not be liable for any settlement of any litigation or proceeding effected without its written consent, which such consent shall not be unreasonably withheld.

6. Agreements, Representations and Warranties. The Releasing Party agrees, represents and warrants to the Company that:

(a) The Releasing Party is legally and mentally competent to sign this Release.

(b) The Releasing Party is the sole owner of any and all Released Claims that have been or could have been asserted, the Releasing Party has the requisite capacity and authority to enter into this Release, the Releasing Party has not transferred, pledged or otherwise assigned or hypothecated to any other Person all or any portion of any Released Claims or any rights or entitlements with respect thereto and the execution and delivery of this Release does not, or will not, violate or conflict with the terms of any statute or contract to which the Releasing Party is a party or by which the Releasing Party otherwise is bound.

(c) Neither Party shall disparage or make negative comments about the other Party; provided that this Section 6(c) shall not apply to comments made to any Governmental Authority or as required by law.

(d) The Releasing Party does not possess any rights or claims to future employment with the Company, any Released Party or any of their Subsidiaries.

(e) The Releasing Party will cooperate with, and assist, the Company in defense of any claim, litigation or administrative proceeding brought against the Company or any other Released Party, as reasonably requested by the Company or any Released Party. Such cooperation and assistance shall include (i) interviews of the Releasing Party by legal counsel for the Company as reasonably requested by such counsel, (ii) the Releasing Party providing documents (or copies thereof) and executing affidavits as reasonably requested by such counsel, (iii) the Releasing Party appearing for depositions, trials, and other proceedings as reasonably requested by such counsel. Nothing in this Section 6(e) is intended to cause the Releasing Party to testify other than truthfully in any proceeding or affidavit.

(f) Other than the Terminated Agreements, the Releasing Party is not a party to any employment, severance, change of control, retention or consulting agreement, oral or written, between the Releasing Party and any Released Party providing the Releasing Party any right to employment or any consideration, bonus, or other amounts, whether as a result of the consummation of the Transactions or otherwise.

7. Miscellaneous.

(a) Notices. All notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

if to the Releasing Party, to address set forth opposite its name on the signature page hereto.

if to Company, to:

Bering Exploration, Inc.

1910 Pacific Avenue, 7th Floor

Dallas, Texas 75201

Attention: Chris Faulkner, Chief Executive Officer

With copies (which shall not constitute notice) to each of:

Haynes and Boone, LLP

1221 McKinney, Suite 2100

Houston, Texas 77010

Attention: Bill Nelson

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one business day after being deposited with a next-day courier, postage prepaid, or (iii) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

(b) Acknowledgment of Terms. The Releasing Party acknowledges that he has carefully read the Release; that he has had the opportunity for review of it by his attorney; that he fully understands its final and binding effect; that the Company admits to no wrongdoing in connection with any matter covered by the release in Section 3(a); that this Release is intended as a compromise of all Released Claims which the Releasing Party has alleged or may allege against any of the Released Parties; that the only promises or representations made to the Releasing Party to sign this Release are those stated herein; and that he is signing this Release voluntarily.

(c) Severability. If any provision of the Release shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of the Release a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(d) Assignment. The Release shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, guardians, administrators, and assigns; provided, however, that the Release shall not be assignable or otherwise subject to hypothecation and any assignment in violation hereof shall be null and void.

(e) Counterparts. This Release may be executed in one or more counterparts, all of which shall be considered one and the same, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each party.

(f) Entire Agreement. This Release represents the entire agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter hereof.

(g) Governing Law. The Release shall be construed, interpreted, and governed in accordance with the laws of the state of Texas, without reference to rules relating to conflicts of law.

(h) Submission to Jurisdiction. Each party to this Release submits to the exclusive jurisdiction of the court of the State of Texas in any dispute or action arising out of or relating to the Release and agrees that all claims in respect of such dispute or action may be heard and determined in any such court except for the enforcement of judgments referred to in the next sentence. Each party also agrees not to bring any dispute or action arising out of or relating to the Release in any other court. Each party waives any defense of inconvenient forum to the maintenance of any dispute or action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

(i) Attorneys’ Fees. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of the Release, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

(j) Amendments. No term, provision or condition of the Release may be modified in any respect except by a writing executed by the Releasing Party and the Company.

(k) Waiver. The failure of either party to enforce or to require timely compliance with any term or provision of the Release shall not be deemed to be a waiver or relinquishment of rights or obligations arising hereunder, nor shall this failure preclude the enforcement of any term or provision or avoid the liability for any breach of this Release.

(l) Construction. The Release shall be deemed drafted equally by all the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Release are only for convenience and are not intended to affect construction or interpretation. The Release represents a compromise of disputed Released Claims and is not to be construed as an admission, direct or indirect, against any interest of the parties. The plural includes the singular and the singular includes the plural; “and” and “or” are each used both conjunctively and disjunctively; “any,” “all,” “each,” or “every” means “any and all, and each and every;” “including” and “includes” are each “without limitation;” and “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Release and not to any particular paragraph, subparagraph, section or subsection.

(m) Remedies Cumulative. All rights, powers and remedies provided under the Release or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(n) Withholdings. The Company shall make all tax withholdings and deductions required by applicable law. As may be appropriate, the Company shall report the payments made hereunder by filing the appropriate W-2 forms and/or 1099 forms for this amount, and making any other reports required by law.

(o) Taxes. The Releasing Party agrees to comply, on a timely basis, with all tax reporting requirements applicable to the receipt of the payments and other compensation received hereunder and to timely pay all taxes due with respect to such amounts.

(p) Specific Enforcement. The Releasing Party acknowledges that the covenants of the Releasing Party contained in Section 4 of this Release are special and unique, that a breach by the Releasing Party of any term or provision of Section 4 hereof may cause irreparable injury to the Company or any of its Subsidiaries, and that remedies at law for the breach of any terms or provisions of Section 4 hereof shall be inadequate. Accordingly, in addition to any other remedies it may have in the event of breach, the Company shall be entitled to enforce specific performance of the terms and provisions of Section 4 hereof, to obtain temporary and permanent injunctive relief to prevent the continued breach of such terms and provisions without the necessity of posting a bond or of proving actual damage, and to obtain attorneys’ fees in respect of the foregoing if the Company prevails in such action or proceeding. For purposes of this Section 7(p) and Section 4 hereof, each of the Released Parties shall be deemed a third party beneficiary entitled to the benefits of such Sections and shall be entitled to enforce Section 4 of this Release in accordance with this Section 7(p).

(q) Advice to Consult Counsel. The Company hereby advises the Releasing Party to consult with an attorney prior to executing this Release.

8. Effective Time. This Agreement is subject to the Closing of the Asset Purchase Agreement and none of the terms or obligations set forth herein are enforceable prior to the Effective Time. This Agreement shall terminate, automatically and without any further action on the part of any party hereto, if the Asset Purchase Agreement fails to Close and, upon such termination, shall be void ab initio.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Release to be duly executed as of the day and year first above written.

BERING EXPLORATION, INC.

By:
J. Leonard Ivins, Chief Executive Officer

Releasing Party:	Address of Releasing Party

SIGNATURE PAGE FOR TERMINATION AGREEMENT AND RELEASE

KEVAN CASEY

EXHIBIT A

Terminated Agreements

Release and Indemnification Agreement made as of the 27th day of March, 2013, by and among Bering Exploration, Inc., and Kevan Casey, Far East Strategies, LLC and Jinsun, LLC.